As filed with the Securities and Exchange Commission on February 27, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
(Exact name of registrant as specified in its charter)

 Registrant's telephone number, including area code:

Delaware (State or other jurisdiction of incorporation or organization)	5301 Legacy Drive Plano, Texas 75024 (972) 673-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	98-0517725 (I.R.S. Employer Identification No.)
James L. Baldwin
Executive Vice President and General Counsel
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
(972) 673-7000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Neel Lemon
Courtney York
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
(214) 953-6500
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934.

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☐

_______________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Offered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	313,105	$42.78	$13,393,066	$1,826.81

(1)	Plus such additional or other number of shares as may be required in the event of a share dividend, reverse share split, split-up, recapitalization or other similar event.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Section 457(c) of the Securities Act. Calculated on the basis of the average high and low prices of the registrant's common stock, as reported by the New York Stock Exchange on February 22, 2013.

PROSPECTUS

313,105 Shares
Common Stock
__________________

This prospectus relates to the disposition from time to time of up to 313,105 shares of our common stock, par value $0.01 per share, by the selling securityholders named in this prospectus. The selling securityholders acquired these shares in connection with our acquisition of the assets of Dr. Pepper/7-Up Bottling Company of the West, a Nevada corporation (“DP/7-Up West”), pursuant to an Agreement and Plan of Reorganization, dated February 25, 2013 (the “Purchase Agreement”). This prospectus may be used by the selling securityholders to resell the common stock issued pursuant to the Purchase Agreement. We are registering the shares as required by the Purchase Agreement, but the registration of the shares does not necessarily mean that any of such shares will be offered or sold by the selling securityholders.
We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling securityholders.
The selling securityholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide additional information about how the selling securityholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 9. We will not be paying any underwriting discounts or commissions in this offering.
Our common stock is listed on the New York Stock Exchange ("NYSE") under the trading symbol “DPS.” The last reported sale price of our common stock on February 22, 2013 was $42.90 per share.
Investing in these securities involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock, including the discussion of risks incorporated as described under “Risk Factors” on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

The date of this prospectus is February 27, 2013.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”).
We have not, and the selling securityholders (as defined herein) have not, authorized anyone to give any information or to make any representations concerning our common stock except those which are in this prospectus or any documents incorporated by reference into this prospectus. If anyone gives any other information or representation, you should not rely on it. The selling securityholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. You should not interpret the delivery of this prospectus, or any offer or sale of our common stock, as an indication that there has been no change in our affairs since the date of this prospectus.
This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC's rules and regulations. For further information, we refer you to the registration statement on Form S-3 we filed with the SEC on February 27, 2013, which can be read at the SEC web site or at the SEC office referenced herein under the heading “Where You Can Find More Information.” The registration statement also includes exhibits. Statements contained in this prospectus, or that are incorporated by reference into this prospectus, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.
You should read this prospectus together with the additional information under the heading “Incorporation of Certain Information by Reference” herein.
As used in this prospectus, unless otherwise indicated, “DPS,” “we,” “us” and “our” refer to Dr Pepper Snapple Group, Inc. and its consolidated subsidiaries, except in each case where otherwise indicated or the context otherwise requires.

SUMMARY
DR PEPPER SNAPPLE GROUP, INC.
Dr Pepper Snapple Group, Inc. is a leading integrated brand owner, manufacturer and distributor of non-alcoholic beverages in the United States (“U.S.”), Canada and Mexico with a diverse portfolio of flavored (non-cola) carbonated soft drinks (“CSDs”) and non-carbonated beverages (“NCBs”), including ready-to-drink teas, juices, juice drinks and mixers. Our brand portfolio includes popular CSD brands such as Dr Pepper, Sunkist soda, 7UP, A&W, Canada Dry, Crush, Squirt, Peñafiel and Schweppes, and NCB brands such as Snapple, Mott's, Hawaiian Punch, Clamato, Rose's and Mr & Mrs T mixers. Our largest brand, Dr Pepper, is a leading flavored CSD in the U.S. according to The Nielsen Company. We have some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers.
We are a Delaware corporation with our principal executive offices located at 5301 Legacy Drive, Plano, Texas 75024. Our telephone number at such address is (972) 673-7000, and our website is www.drpeppersnapplegroup.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
ACQUISITION OF ASSETS OF DR. PEPPER/7-UP BOTTLING COMPANY OF THE WEST
Dr. Pepper/7-Up Bottling Company of the West (“DP/7-Up West”) is a Nevada corporation engaged in the business of owning and operating beverage manufacturing, sales and distribution operations for a variety of products, including, without limitation, Dr Pepper, 7UP, Neuro, Rockstar, Big Red and Fiji, in the States of California, Idaho and Nevada pursuant to a franchise agreement and other licensing, sublicensing, distributing and subdistributing agreements. On February 25, 2013, we completed the acquisition of substantially all of the assets of DP/7-Up West pursuant to an Agreement and Plan of Reorganization, dated February 25, 2013, among DPS Holdings Inc., a Delaware corporation, DP/7-Up West, Edward R. Frazer, E & R Family Partnership, Molly F. Vestal and William Edward Frazer (the “Purchase Agreement”). The Purchase Agreement also contemplates that DP/7-Up West will liquidate and distribute its properties and assets (including the shares of our common stock acquired pursuant to the Purchase Agreement) to its shareholders within 12 months of the closing of the Purchase Agreement (the “Reorganization”).
As consideration for the assets transferred pursuant to the Purchase Agreement, we issued an aggregate of 313,105 shares of common stock, of which 264,502 shares were issued directly to DP/7-Up West at the closing of the Purchase Agreement and 48,603 shares are currently held in escrow pursuant to an escrow agreement and will either be released to DP/7-Up West (or to the shareholders of DP/7-Up West, if the Reorganization has been consummated prior to the date of such release) or returned to us and cancelled, in each case in accordance with the terms of such escrow agreement and the Purchase Agreement.

RISK FACTORS
Before you invest in the securities covered by this prospectus, you should carefully consider the following risk factors and the information discussed in Item 1A under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus and the documents we incorporate by reference. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein. If any of the risks described in these reports or other documents were to materialize, our business, results of operations, cash flows, financial condition and prospects could be materially and adversely affected. In that case, our ability to make distributions to our stockholders may be reduced, the trading price of our common stock could decline and you could lose all or part of your investment. Such risks and uncertainties include:

•	the highly competitive markets in which we operate and our ability to compete with companies that have significant financial resources;

•	failure to comply with governmental regulations in the countries in which we operate or the impact of new or proposed beverage regulations on our business;

•	changes in consumer preferences, trends, health concerns and other factors;

•	maintaining our relationships with our large retail customers;

•	dependence on third party bottling and distribution companies;

•	recession, financial and credit market disruptions and other economic conditions;

•	weather, climate change legislation and the availability of water;

•	increases in the cost of raw materials and energy used in our business;

•	increases in the cost of employee benefits and withdrawal liabilities associated with multi-employer plans;

•	future impairment of our goodwill and other intangible assets;

•	the need to service our debt;

•	litigation claims or legal proceedings against us;

•	shortages of materials used in our business;

•	substantial disruption at our manufacturing or distribution facilities;

•	disruptions to our information systems and third-party service providers;

•	our products meeting health and safety standards or contamination of our products;

•	fluctuations in our tax obligations;

•	strikes or work stoppages;

•	infringement of our intellectual property rights by third parties, intellectual property claims against us or adverse events regarding licensed intellectual property;

•	the need for substantial investment and restructuring at our manufacturing, distribution and other facilities;

•	maintaining our relationships with our allied brand owners;

•	our ability to retain or recruit qualified personnel; and

•	changes in accounting standards.
The foregoing is not intended as, and should not be construed as, an exhaustive list of relevant risks and uncertainties. In addition, there may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. We have based these forward-looking statements on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

 Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed in Item 1A under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our other filings with the SEC. These risk factors may not be exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we are unable to predict or that we currently do not expect to have a material adverse effect on our business. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” herein.

USE OF PROCEEDS
The selling securityholders will receive all of the proceeds from any disposition of the shares covered hereby. We will not receive any of the proceeds from the sale of shares of our common stock by selling securityholders pursuant to this prospectus.
SELLING SECURITYHOLDERS
We have prepared this prospectus to allow the selling securityholders to sell, from time to time, up to 313,105 shares of our common stock. All of the common stock offered by this prospectus may be offered by the selling securityholders for their own account.
In connection with the closing of the purchase of the assets of DP/7-Up West under the Purchase Agreement, on February 25, 2013, we issued an aggregate of 313,105 shares of common stock, of which 264,502 shares were issued directly to DP/7-Up West and 48,603 shares are currently held in escrow pursuant to an escrow agreement. In connection with certain adjustments to the purchase price under the Purchase Agreement, the shares of our common stock held in escrow (or a portion of such shares) will be either released to DP/7-Up West (or to the shareholders of DP/7-Up West, if the Reorganization has been consummated prior to the date of such release) or released and returned to us.
Pursuant to the Purchase Agreement, we agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the disposition of the shares of common stock issued at the closing of the Purchase Agreement, and to use our commercially reasonable best efforts to keep the registration statement continuously effective until the earlier of such time as (i) all of the shares of common stock covered by the registration statement have been distributed in the manner set forth herein, (ii) there are no longer any shares of common stock covered by the registration statement outstanding or (iii) three years from the closing of the transaction contemplated by the Purchase Agreement. All of the shares received by the selling securityholders pursuant to the Purchase Agreement were “restricted securities” under the Securities Act prior to this registration.
The following table sets forth:

▪	the name of the selling securityholder;

▪	the number of shares of our common stock owned by the selling securityholder prior to this offering;

▪	the percentage (if one percent or more) of common stock owned by the selling securityholder prior to this offering;

▪	the number of shares of our common stock being offered by the selling securityholder pursuant to this prospectus;

▪	the number of shares of our common stock to be owned by the selling securityholder upon completion of this offering, assuming all such shares are sold;

▪	the percentage (if one percent or more) of common stock owned by the selling securityholder after this offering, assuming all of such shares are sold; and

▪	if applicable, a description of the material relationships the selling securityholder have with us.
This table is prepared based on information supplied to us by DP/7-Up West and reflects holdings as of February 25, 2013. As used in this prospectus, the term “selling securityholders” includes the selling securityholder listed below (DP/7-Up West), and any donees, pledgees, assignees, transferees, distributees or other successors-in-interest selling shares received after the date of this prospectus from such selling securityholder as a gift, pledge or other non-sale related transfer, including the distribution of the shares to the shareholders of DP/7-Up West pursuant to the Reorganization. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling securityholders may offer under this prospectus. The selling securityholders may sell some, all or none of their shares. To our knowledge, DP/7-Up West currently has sole voting and investment power over the shares of common stock listed in the table below.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 203,632,429 shares of our common stock actually outstanding as of February 18, 2013, including the shares of our common stock issued pursuant to the Purchase Agreement.

Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering (1)
	Number	Percent		Number	Percent
Dr. Pepper/7-Up Bottling Company of the West (2)(3)	313,105 (4)	*	313,105 (4)	0	*
_____________

*	Represents less than 1%.

(1)
Assumes all shares offered hereby are sold by the selling securityholders and that the selling securityholders acquire no additional shares of common stock before the completion of this offering. However, as the selling securityholders can offer all, some or none of their common stock, no definitive estimate can be given as to the number of shares that the selling securityholders will ultimately offer or sell under this prospectus.

(2)
DP/7-Up West has indicated that it intends to consummate the Reorganization, whereby it will liquidate and distribute its properties and assets (including the shares of our common stock acquired pursuant to the Purchase Agreement) to its shareholders, within 12 months of the closing of the Purchase Agreement. Upon the consummation of the Reorganization, such shareholders may also become selling securityholders.

(3)
Prior to the consummation of the Purchase Agreement, DPS and its affiliates were parties to various franchise, bottling, license, distributor, territory, transfer tank and other agreements and relationships with DP/7-Up West and its affiliates.

(4)
Includes 48,603 shares that are subject to, and are currently held in escrow pursuant to, an escrow agreement. Such shares are initially registered in the name of BNY Mellon, National Association, as escrow agent, pending release of such shares (or a portion thereof) to either DP/7-Up West (or to the shareholders of DP/7-Up West, if the Reorganization has been consummated prior to the date of such release) or us in accordance with the terms of the escrow agreement and the Purchase Agreement. To the extent any or all of such escrowed shares are released from escrow and returned to us, the number of shares owned prior to this offering and offered in this offering by the selling securityholders will be reduced.

PLAN OF DISTRIBUTION
We are registering shares of common stock held by the selling securityholders to permit the resale of these shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of such shares of common stock. We will bear all fees and expenses incident to our obligations to register the shares of common stock.
The selling securityholders and any of their donees, pledgees, assignees, transferees, distributees and successors-in-interest (including the shareholders of DP/7-Up West that acquire shares of common stock pursuant to the Reorganization) may, from time to time, sell any or all of their shares of common stock covered hereby on the NYSE or any other stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices determined at the time of sale or negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	privately negotiated transactions;

▪	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

▪	in transactions through broker-dealers that agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

▪	through the writing of settlement of options or other hedging transactions, whether through an option exchange or otherwise;

▪	a combination of any such methods of sale; or

▪	any other method permitted by applicable law.
The selling securityholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
We may amend or supplement this prospectus from time to time to describe a specific plan of distribution. If the plan of distribution involves an arrangement with a broker-dealer for the sale of the registered securities through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker-dealer, the amendment or supplement will disclose:

▪	the name of the selling securityholders and the participating broker-dealer;

▪	the number of shares of the registered securities involved;

▪	the price at which the shares of the registered securities are sold;

▪	the commissions paid or discounts or concessions allowed to the broker-dealer;

▪	that the broker-dealer did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus; and

▪	other facts material to the transaction.
Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the common stock, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The selling securityholders may also sell shares of the common stock short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date of the registration statement of which this prospectus forms a part.
The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling securityholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling securityholders have informed us they are not registered broker-dealers and do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.
The selling securityholders will pay all underwriting commissions and discounts, selling or placement agent fees or broker fees and commissions, and transfer taxes, if any, associated with the sale of the registered securities. The selling securityholders may agree to indemnify any broker-dealer or agent that participates in sales of the registered securities against specified liabilities, including liabilities arising under the Securities Act.
The selling securityholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.
DP/7-Up West has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling securityholders.
We agreed to use our commercially reasonable best efforts to keep the registration statement continuously effective until the earlier of such time as (i) all of the shares of common stock covered by the registration statement have been distributed in the manner set forth herein, (ii) there are no longer any shares of common stock covered by the registration statement outstanding or (iii) three years from the closing of the transaction contemplated by the Purchase Agreement. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of shares of the common stock covered hereby may not be made unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurance that the selling securityholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.
Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet site maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning us at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which shares of our common stock are currently listed.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits at the SEC's public reference room in Washington, D.C., as well as through the SEC's web site.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows information to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	our Current Report on Form 8-K filed with the SEC on February 13, 2013, other than information furnished under Items 2.02 or 7.01 of Form 8-K; and

•
the description of our common stock, par value $0.01 per share, under the heading “Description of Capital Stock,” contained in our Preliminary Information Statement filed as Exhibit 99.1 to Amendment No. 5 to our Registration Statement on Form 10, filed with the SEC on April 22, 2008.

In addition, all documents that we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of Form 8-K) will be incorporated by reference until the offering or offerings to which this prospectus relates are completed.
You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address: Dr Pepper Snapple Group, Inc., 5301 Legacy Drive, Plano, Texas 75024, Attn: Investor Relations. These documents may also be accessed through our website at www.drpeppersnapplegroup.com or as described under the heading “Where You Can Find More Information” above. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

LEGAL MATTERS
Baker Botts L.L.P., Dallas, Texas, has passed on certain legal matters in connection with the validity of the common stock offered pursuant to this prospectus.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Dr Pepper Snapple Group, Inc.'s Annual Report on Form 10-K and the effectiveness of Dr Pepper Snapple Group, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Prospectus Dated February 27, 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution
The following table sets forth the approximate amount of expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$1,827
Legal fees and expenses	$15,000
Printing and distribution of prospectus	$500
Accounting fees and expenses	$15,000
Miscellaneous expenses	$673
Total	$33,000
ITEM 15. Indemnification of Directors and Officers
Set forth below is a description of certain provisions of the Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), of Dr Pepper Snapple Group, Inc. (the “Company”) and the Delaware General Corporation Law (the “DGCL”). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the DGCL.
DELAWARE GENERAL CORPORATION LAW
Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
CERTIFICATE OF INCORPORATION
Limitation on Liability of Directors
Pursuant to authority conferred by Section 102 of the DGCL, Article Seventh of our Certificate of Incorporation eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our Board of Directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Indemnification and Insurance
In accordance with Section 145 of the DGCL, Article Eighth of the Certificate of Incorporation grants our directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative actions, suits or proceedings to which they are a party (other than an action or suit by us or in our right, in which case our directors and officers have a right to indemnification for all expenses, except in respect of any claim, issue or matter as to which such officer or director is adjudged to be liable to us) (1) by reason of the fact that they are or were our directors or officers, (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or entity or (3) by reason of any action alleged to have been taken or omitted in such person's capacity as our director or officer or in any other capacity while serving at our request as directors or officers of another corporation, partnership, joint venture, trust or entity.
Article Eighth of the Certificate of Incorporation further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Article Eighth. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our Board of Directors.
In addition, Article Eighth of the Certificate of Incorporation provides that directors and officers therein described shall be indemnified to the fullest extent permitted by the DGCL, and if the DGCL is subsequently amended to expand further the indemnification or advancements permitted, then the Company shall indemnify such directors and officers to the fullest extent permitted by the DGCL, as so amended.
Article Eighth of the Certificate of Incorporation allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee's heirs, executors and administrators.
Article Eighth of the Certificate of Incorporation further provides that the right to indemnification is not exclusive of any other right that any indemnitee may be entitled under any law, any agreement or vote of stockholders or disinterested directors or otherwise.
The Certificate of Incorporation authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or entity against any liability incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.
ITEM 16. Exhibits
The Exhibits listed on the accompanying Exhibit Index are filed as part of, or incorporated by reference into, this registration statement.
ITEM 17. Undertakings
(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 27, 2013.

DR PEPPER SNAPPLE GROUP, INC.

By:	/s/ James L. Baldwin
James L. Baldwin
Executive Vice President & General Counsel
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Larry D. Young, Martin M. Ellen and James L. Baldwin, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 27th day of February, 2013.

SIGNATURE	TITLE
/s/ Larry D. Young	President, Chief Executive Officer and Director (Principal Executive Officer)
Larry D. Young

/s/ Martin M. Ellen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Martin M. Ellen

/s/ Angela A. Stephens	Senior Vice President and Controller (Principal Accounting Officer)
Angela A. Stephens

/s/ Wayne R. Sanders	Chairman of the Board
Wayne R. Sanders

/s/ John L. Adams	Director
John L. Adams

/s/ David E. Alexander	Director
David E. Alexander

SIGNATURE	TITLE
/s/ Terence D. Martin	Director
Terence D. Martin

/s/ Pamela H. Patsley	Director
Pamela H. Patsley

/s/ Joyce M. Roché	Director
Joyce M. Roché

/s/ Ronald G. Rogers	Director
Ronald G. Rogers

/s/ Jack L. Stahl	Director
Jack L. Stahl

/s/ M. Anne Szostak	Director
M. Anne Szostak

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1
Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K (filed on May 12, 2008) and incorporated herein by reference).

3.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. effective as of May 17, 2012 (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q (filed on July 26, 2012) and incorporated herein by reference).

3.3
Amended and Restated By-Laws of Dr Pepper Snapple Group, Inc. effective as of May 17, 2012 (filed as Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q (filed on July 26, 2012) and incorporated herein by reference).

5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
24.1	Powers of Attorney (set forth on signature page).
______________